The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Subject to Completion, Pricing Supplement dated April 15, 2003

PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 44  to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                        Dated          , 2003
                                                                  Rule 424(b)(3)

                                   $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes

                             -----------------------

                            MPS(SM) due April 30, 2010
                         Linked to the S&P 500(R) Index
        Market Participation Securities with Minimum Return ProtectionSM
                                   ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $1,000 principal amount of MPS, the index-linked payment amount, which is equal to $1,000 multiplied by the product of each of the quarterly performance amounts of the S&P 500(R) Index over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,000, which we refer to as the minimum payment amount.

o    The principal amount and issue price of each MPS is $1,000.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $1,000.

o At maturity, you will receive for each MPS an index-linked payment amount equal to $1,000 multiplied by the product of the quarterly performance amounts of the S&P 500 Index for each of the 28 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $1,000, you will receive the minimum payment amount for each MPS.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the closing value of the S&P 500 Index at the end of that quarterly valuation period divided by (ii) the closing value of the S&P 500 Index at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount of 1.142.

     o The maximum quarterly performance amount is equivalent to a return of the S&P 500 Index of 14.2% in that quarter.

o Investing in the MPS is not equivalent to investing in the S&P 500 Index or its component stocks.

o    The MPS will not be listed on any organized securities exchange.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-10.

                             -----------------------
                                  PRICE    %
                             -----------------------

                             Price to         Agent's        Proceeds to
                              Public        Commissions        Company
                             --------       -----------      -----------
Per MPS.................         %               %                %
Total...................         $               $                $


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of pricing supplement and the accompanying prospectus supplement and prospectus and other offering material relating to the MPS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The MPS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the S&P 500 Index. These MPS combine features of debt and equity by offering at maturity repayment of the issue price and the opportunity to participate in the appreciation of the underlying S&P 500 Index as measured by the index-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount exceeds the principal amount of the MPS.

     "Market Participation Securities" and "MPS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley.

Each MPS costs $1,000           We, Morgan Stanley, are offering Market
                                Participation Securities with Minimum Return
                                Protection(SM) due April 30, 2010 Linked to the
                                S&P 500 Index, which we refer to as the MPS(SM).
                                The principal amount and issue price of each MPS is $1,000.

Payment at maturity             Unlike ordinary debt securities, the MPS do not
linked to the S&P 500           pay interest. Instead, at maturity, you will
Index with minimum              receive for each $1,000 principal amount of MPS,
return protection               $1,000 multiplied by the product of each of the
                                quarterly performance amounts of the S&P 500
                                Index over the term of the MPS, as described below. In any quarterly valuation period, the maximum quarterly performance amount is 1.142
                                (corresponding to a 14.2% quarterly increase in the value of the S&P 500 Index). In no event, however, will the payment at maturity be less than $1,000, the minimum payment amount.

                                            100% Minimum Repayment

                                The minimum payment amount of $1,000 (100% of the issue price) represents the par amount of MPS.

                                Payment at Maturity Linked to the S&P 500 Index

                                If the product of $1,000 multiplied by the product of each of the quarterly performance amounts of the S&P 500 Index over the term of the MPS, which we refer to as the index- linked payment amount, is greater than $1,000, you will receive the index-linked payment amount for each $1,000 principal amount of MPS.

How the payment at              The payment at maturity of the MPS, which we
maturity is determined          refer to as the maturity redemption amount, will
                                be determined by the calculation agent for the MPS as follows:

                                o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum quarterly performance amount of 1.142.

                                o Second, determine the index-linked payment amount by multiplying $1,000 by the product of each of the quarterly performance amounts.

                                o Last, if the index-linked payment amount is less than $1,000 (the minimum payment amount), you will receive the minimum payment amount for each MPS. If the index- linked payment amount is greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                                To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the level of the S&P 500 Index on the last day of the quarterly valuation period by the level of the S&P 500 Index on the first day of the quarterly valuation period. However, in no event will the quarterly performance amount exceed 1.142 (or, measured in percentage terms, a 14.2% increase in the S&P 500 Index) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the S&P 500 Index to the extent that increase exceeds 14.2%.

                                Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on the day we offer the MPS for initial sale to the public. The S&P 500 Index value for the
                                first period valuation date is             , the
                                closing value of the S&P 500 Index on the day we offer the MPS for initial sale to the public. The period valuation dates are the 30th of each January, April, July and October, beginning July 30, 2003 through January 30, 2010, and the final period valuation date is April 28, 2010, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked                Because your participation in quarterly
payment amount may be           increases in the value of the S&P 500 Index is
less than the simple price      limited by the maximum quarterly performance
return of the S&P 500           amount of 1.142, or 14.2% per quarter, the
Index                           return on your investment in the MPS at maturity
                                may be less than the return you would have received if you had invested $1,000 in an investment linked to the S&P 500 Index that measured the performance of the S&P 500 Index by comparing only the closing value of the S&P 500
                                Index at maturity with the closing value of the S&P 500 Index on the day we first offer the MPS for initial sale to the public, which we refer to as the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amounts exceed
                                1.142, or 14.2%, during the 28 quarterly valuation periods over the term of the MPS.

                                Conversely, if the simple index price return over the term of the MPS is less than $1,000, the minimum payment amount of $1,000 per MPS will provide a higher return on your $1,000 investment than would an equal investment based directly on the S&P 500 Index.

                                Please review the examples beginning on PS-6, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                                You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through April 14, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly percent change of the S&P 500 Index as calculated for each calendar quarter ending March 31, 1970 through March 31, 2003 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the S&P 500 Index is not reflected in the level of the S&P 500 Index and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the quarterly performance amounts and the index-linked payment amount.

The MPS will be treated         The MPS will be treated as "contingent payment
as contingent payment           debt instruments" for U.S. federal income tax
debt instruments for            purposes, as described in the section of this
U.S. federal income tax         pricing supplement called "Description of
purposes                        MPS--United States Federal Income Taxation."
                                Under this treatment, if you are a U.S.
                                investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation" and the section called "United States Federal
                                Taxation--Notes--Notes Linked to Commodity
                                Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                                If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find              The MPS are senior notes issued as part of our
more information on             Series C medium-term note program. You can find
the MPS                         a general description of our Series C
                                medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Floating Rate
                                Notes" and "--Notes Linked to Commodity Prices,
                                Single Securities, Baskets of Securities or
                                Indices."

                                Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS" section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us                 You may contact your local Morgan Stanley branch
                                office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                (telephone number (212) 761-4000).

                         HYPOTHETICAL PAYOUTS ON THE MPS

     The index-linked payment amount is based on the closing value of the S&P 500 Index on the period valuation dates for each quarterly valuation period. Because the value of the S&P 500 Index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing value of the S&P 500 Index on the amount payable to you at maturity. However, the S&P 500 Index may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the S&P 500 Index over the term of the MPS, which we refer to as the volatility of the S&P 500 Index, may be significantly different than the volatility of the S&P 500 Index implied by any of the examples.

     Assuming a maximum quarterly performance amount equal to 1.142 (equivalent to a quarterly return of the index of 14.2%), the index-linked payment amount for each of the examples below is calculated using the following formula:

     Index-linked Payment   = $1,000 x (Product of each of the
          Amount                        Quarterly Performance Amounts)

          where,

                                        S&P 500 Index value at end of
                                          Quarterly Valuation Period
     Quarterly Performance = lesser of ------------------------------- and 1.142
             Amount                    S&P 500 Index value at start of
                                         Quarterly Valuation Period

     Beginning on PS-8, we have provided examples of the hypothetical payouts on an index-linked MPS. Below is a simplified example to illustrate how the index-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four quarterly valuation periods and an index with an initial value of 100.

     If the index closing value at the end of each quarterly valuation period is 109, 108, 126 and 108, respectively, the quarterly performance amount for each of the quarterly valuation periods would be as follows:

                         Index Value               Index Value                                      Quarterly
                    at start of Quarterly      at end of Quarterly                   Index         Performance
     Quarter          Valuation Period          Valuation Period                  Performance        Amount
   -----------      ---------------------      -------------------                -----------      -----------
                                                                      109
   1st Quarter              100                     109             -------    =     1.09              1.09
                                                                      100

                                                                      108
   2nd Quarter              109                     108             -------    =    .99083            .99083
                                                                      109


                                                                      126                                          (lesser of
   3rd Quarter              108                     126             -------    =   1.16667            1.142        1.16667 and
                                                                      108                                             1.142)

                                                                      108
   4th Quarter              126                     108             -------    =    .85714            .85714
                                                                      126


     The index-linked payment amount equals $1,000 times the product of each of the quarterly performance amounts. Based on the quarterly performance amounts in the above example, the index-linked payment amount would be calculated as follows:

              $1,000 x (1.09 x .99083 x 1.142 x .85714) = $1,057.17

     The index-linked payment amount of $1,057.17 represents an increase of 5.717% above the issue price of the MPS. Because the quarterly performance amount for the quarterly valuation period ending in the third quarter was limited to 1.142, the return of the index-linked payment amount as a percentage of the issue price is less than what a $1,000 note would have returned if it had been linked to the simple return of the index. The simple return of the index, which we refer to as the simple index price return, would measure the overall performance of the index by dividing the closing value of the index at the end of the final quarterly valuation period by the closing value of the index on the day we offer the MPS for initial sale to the public and would be calculated as follows:

                                        108
      Simple Index Price Return    =    ---    =    8%
                                        100

     The simple index price return of 8% on a $1,000 note would result in an investment return of $1,080, which is greater than the index-linked payment amount of $1057.17.


                                *       *       *


The examples beginning on PS-8 are based on 15 quarterly valuation periods and the following terms for an index-linked MPS and assume an index value equal to
100.00 at the start of the first quarterly valuation period:

o    Issue Price per MPS: $1,000

o    Minimum Payment Amount: $1,000

o Maximum Quarterly Performance Amount: 1.142 (equivalent to a quarterly return of the index of 14.2%).

     The index-linked payment amount for the MPS linked to S&P 500 Index will be based on the 28 quarterly valuations periods over the term of the MPS. The trends and index-linked payment amounts described in the examples below are provided only as an illustration. The actual trends of the S&P500 Index and the resulting index-linked payment amount over the 28 quarterly valuation periods of the MPS will be different than the examples.

     As you review the examples below, please note that although the maximum quarterly performance amount for any quarter is 1.142 (equivalent to a quarterly return of the index of 14.2%), in measuring the index performance for the subsequent quarter we will use the actual value of the index at the start of the quarterly valuation period for that subsequent quarter rather than the index value that would have resulted from an increase of 14.2% in the level of the index during the previous quarter. For example, in Example 2, the index increases from 107 to 132 for the third quarterly valuation period, resulting in an index performance of 1.23364 (equivalent to an increase in the index of 23.364% in that quarter) and a quarterly performance amount of 1.142. Consequently, in the subsequent quarter the index performance is measured using 132 as the starting value of the index for that subsequent quarter rather than 122.194, the index value that would have resulted from an increase of 14.2% in the level of the index during the previous quarter.

     Quarters which resulted in an increase in the level of the index of 14.2% or greater are indicated in bold typeface below.

                 -----------------------------------------------
                 Example 1
                  Hypothetical                   MPS Quarterly
   Quarterly      Ending Index       Index        Performance
Valuation Period      Value       Performance        Amount
       Q1              103          1.03000         1.03000
       Q2              110          1.06796         1.06796
       Q3              118          1.07273         1.07273
       Q4              123          1.04237         1.04237
       Q5              128          1.04065         1.04065
       Q6              134          1.04688         1.04688
       Q7              142          1.05970         1.05970
       Q8              154          1.08451         1.08451
       Q9              151          0.98052         0.98052
      Q10              162          1.07285         1.07285
      Q11              170          1.04938         1.04938
      Q12              177          1.04118         1.04118
      Q13              192          1.08475         1.08475
      Q14              188          0.97917         0.97917
      Q15              200          1.06383         1.06383
                 -----------------------------------------------
                      Simple Index Price Return:     $2,000
                    Index-linked Payment Amount:     $2,000
                         Minimum Payment Amount:     $1,000
                     Maturity Redemption Amount:     $2,000
                 -----------------------------------------------

                 -----------------------------------------------
                 Example 2
                   Hypothetical                   MPS Quarterly
   Quarterly       Ending Index       Index        Performance
Valuation Period      Value        Performance        Amount
       Q1              104           1.04000         1.04000
       Q2              107           1.02885         1.02885
       Q3              132           1.23364         1.14200
       Q4              108           0.81818         0.81818
       Q5              118           1.09259         1.09259
       Q6              126           1.06780         1.06780
       Q7              136           1.07937         1.07937
       Q8              166           1.22059         1.14200
       Q9              186           1.12048         1.12048
      Q10              188           1.01075         1.01075
      Q11              182           0.96809         0.96809
      Q12              195           1.07143         1.07143
      Q13              203           1.04103         1.04103
      Q14              191           0.94089         0.94089
      Q15              200           1.04712         1.04712
                 -----------------------------------------------
                       Simple Index Price Return:     $2,000
                     Index-linked Payment Amount:     $1,732
                          Minimum Payment Amount:     $1,000
                      Maturity Redemption Amount:     $1,732
                 -----------------------------------------------

                 -----------------------------------------------
                 Example 3
                   Hypothetical                   MPS Quarterly
   Quarterly       Ending Index       Index        Performance
Valuation Period      Value        Performance        Amount
       Q1              105           1.05000         1.05000
       Q2              135           1.28571         1.14200
       Q3              125           0.92593         0.92593
       Q4              159           1.27200         1.14200
       Q5              165           1.03774         1.03774
       Q6              198           1.20000         1.14200
       Q7              165           0.83333         0.83333
       Q8              158           0.95758         0.95758
       Q9              151           0.95570         0.95570
      Q10              161           1.06623         1.06623
      Q11              191           1.18634         1.14200
      Q12              195           1.02094         1.02094
      Q13              183           0.93846         0.93846
      Q14              211           1.15301         1.14200
      Q15              200           0.94787         0.94787
                 -----------------------------------------------
                       Simple Index Price Return:     $2,000
                     Index-linked Payment Amount:     $1,447
                          Minimum Payment Amount:     $1,000
                      Maturity Redemption Amount:     $1,447
                 -----------------------------------------------

     In Examples 1, 2 and 3, the value of the index increases 100% over the term of the MPS and ends above the initial value of 100. However, each example produces a different maturity redemption amount because the hypothetical performance of the index over the term of the MPS is different in each example.

o In Example 1, the quarterly performance amount in each quarterly valuation period never exceeds the maximum quarterly performance amount of 1.142, and consequently, the index-linked payment amount of $2,000 equals the simple index price return of $2,000. The amount payable at maturity is the index-linked payment amount of $2,000, representing a 100% increase above the issue price.

o In Example 2, the value of the index increases more than 14.2% in the third and eighth quarterly valuation periods, and the quarterly performance amount for each of those periods is limited to the maximum of 1.142. Any significant decrease in the value of the index (see, for example, the fourth quarterly valuation period) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,732 is less than the simple index price return of $2,000. Therefore, although the index increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,732, representing an 73.2% increase above the issue price.

o In Example 3, the value of the index increases more than 14.2% in the fourth, sixth, eleventh and fourteenth quarterly valuation periods, and the quarterly performance amount for each of those periods is limited to the maximum of 1.142. Any significant decrease in the value of the index (see, for example, the seventh quarterly valuation period) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,447 is less than the simple index price return of $2,000. Therefore, although the index increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index- linked payment amount of $1,447, representing a 44.7% increase above the issue price.

                 -----------------------------------------------
                 Example 4
   Quarterly      Hypothetical                    MPS Quarterly
   Valuation      Ending Index         Index       Performance
     Period           Value        Performance        Amount
       Q1              105           1.05000         1.05000
       Q2              98            0.93333         0.93333
       Q3              93            0.94898         0.94898
       Q4              96            1.03226         1.03226
       Q5              90            0.93750         0.93750
       Q6              87            0.96667         0.96667
       Q7              88            1.01149         1.01149
       Q8              90            1.02273         1.02273
       Q9              87            0.96667         0.96667
      Q10              80            0.91954         0.91954
      Q11              82            1.02500         1.02500
      Q12              88            1.07317         1.07317
      Q13              87            0.98864         0.98864
      Q14              79            0.90805         0.90805
      Q15              85            1.07595         1.07595
                 -----------------------------------------------
                       Simple Index Price Return:      $850
                     Index-linked Payment Amount:      $850
                          Minimum Payment Amount:     $1,000
                      Maturity Redemption Amount:     $1,000
                 -----------------------------------------------

                 -----------------------------------------------
                 Example 5
   Quarterly       Hypothetical                    MPS Quarterly
   Valuation       Ending Index        Index        Performance
     Period           Value         Performance        Amount
       Q1              102            1.02000         1.02000
       Q2              110            1.07843         1.07843
       Q3              113            1.02727         1.02727
       Q4              145            1.28319         1.14200
       Q5              121            0.83448         0.83448
       Q6              145            1.19835         1.14200
       Q7              180            1.24138         1.14200
       Q8              165            1.91667         0.91667
       Q9              143            0.86667         0.86667
      Q10              183            1.27972         1.14200
      Q11              150            0.81967         0.81967
      Q12              188            1.25333         1.14200
      Q13              154            0.81915         0.81915
      Q14              155            1.00649         1.00649
      Q15              140            0.90323         0.90323
                 -----------------------------------------------
                       Simple Index Price Return:      $1,400
                     Index-linked Payment Amount:       $888
                          Minimum Payment Amount:      $1,000
                      Maturity Redemption Amount:      $1,000
                 -----------------------------------------------

     In Example 4, the value of the index decreases over the term of the MPS and ends below the initial value of 100. The quarterly performance amount in each quarterly valuation period never exceeds the maximum quarterly performance amount of 1.142, and consequently, the index-linked payment amount of $850 equals the simple index price return of $850. Although the index decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,000, representing a return that is equal to the issue price.

                                  *     *     *

     In Example 5, the value of the index increases over the term of the MPS and ends above the initial value of 100. The value of the index increases more than 14.2% in the fourth, sixth, seventh, tenth and twelfth quarterly valuation periods, and the quarterly performance amount for each of those periods is limited to the maximum of 1.142. Any significant decrease in the value of the index (see, for example, the fifth, eleventh and thirteenth quarterly valuation periods) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $888 is less than the simple index price return of $1,400. Therefore, although the index increases 40% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,000, representing a return that is only equal to the issue price.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the S&P 500 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

MPS do not pay interest                 The terms of the MPS differ from those
like ordinary debt securities           of ordinary debt securities in that we
                                        will not pay interest on the MPS.
                                        Because the index-linked payment amount
                                        due at maturity may be no greater than
                                        the minimum payment amount of $1,000,
                                        representing the par amount of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security.
                                        The return of only the minimum payment
                                        amount at maturity will not compensate
                                        you for the effects of inflation and
                                        other factors relating to the value of
                                        money over time. The MPS have been
                                        designed for investors who are willing
                                        to forego market floating interest
                                        payments on the MPS in exchange for the
                                        amount by which the index-linked payment amount exceeds the principal amount of the MPS.

MPS will not be listed                  The MPS will not be listed on any
                                        organized securities exchange. There may be little or no secondary market for the MPS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS                 Several factors, many of which are
influenced by many                      beyond our control, will influence the
unpredictable factors                   value of the MPS, including:

                                        o  the value of the S&P 500 Index at any
                                           time and on each of the specific
                                           period valuation dates

                                        o  the volatility (frequency and
                                           magnitude of changes in value) of the
                                           S&P 500 Index

                                        o  interest and yield rates in the
                                           market

                                        o  geopolitical conditions and economic,
                                           financial, political and regulatory
                                           or judicial events that affect the
                                           securities underlying the S&P 500
                                           Index or stock markets generally and
                                           that may affect the value of the S&P
                                           500 Index on the specific period
                                           valuation dates

                                        o  the time remaining to the maturity of
                                           the MPS

                                        o  the dividend rate on the stocks
                                           underlying the S&P 500 Index

                                        o  our creditworthiness

                                        Some or all of these factors will
                                        influence the price that you will
                                        receive if you sell your MPS prior to
                                        maturity. For example, you may have to
                                        sell your MPS at a substantial discount
                                        from the principal amount if market
                                        interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the value of the S&P 500 Index during previous quarterly valuation periods is greater than the increases in the value of the S&P 500 Index during previous quarterly valuation periods. Because of the compounding effect of previous quarterly performance amounts and the limited appreciation potential resulting from the maximum quarterly performance amount, the effect of several of these factors on the market price of the MPS, including the value of the S&P 500 Index at the time of any such sale and the volatility of the S&P 500 Index, will decrease over the term of the MPS.

                                        You cannot predict the future
                                        performance and volatility of the S&P
                                        500 Index based on its historical
                                        performance. We cannot guarantee that
                                        the quarterly performance of the S&P 500
                                        Index will result in an index-linked
                                        payment amount in excess of the minimum
                                        payment amount.

Investing in the MPS is not             Because the index-linked payment amount
equivalent to investing in the          is based on the compounded quarterly
S&P 500 Index                           return of the S&P 500 Index on 28 period
                                        valuation dates during the term of the
                                        MPS and your participation in quarterly
                                        increases is limited to 14.2%, it is
                                        possible for the return on your
                                        investment in the MPS (the effective
                                        yield to maturity) to be substantially
                                        less than the return of the S&P 500
                                        Index over the term of the MPS. As
                                        demonstrated by Examples 2 and 3 under
                                        "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a payment at maturity that is less than the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amount exceeds
                                        1.142, or 14.2%, during the 28 quarterly valuation periods over the term of the MPS.

                                        The maximum quarterly performance amount will operate to limit your participation in the increase in the value of the S&P 500 Index during any quarterly valuation period to a maximum of 14.2%, while your exposure to any decline in the value of the S&P 500 Index during any quarterly valuation period will not be limited. It is possible that increases in the value of the S&P 500 Index during some quarterly valuation periods will be offset by declines in the value of the S&P 500 Index during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the S&P 500 Index resulting from the 14.2% maximum quarterly performance amount, it is possible that increases in the value of the S&P 500 Index that would otherwise offset declines in the value of the S&P 500 Index will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $1,000 even if the S&P 500 Index increases more than 5% over the term of the MPS. In that case, you would receive the minimum payment amount, which is less than the simple index price return on the S&P 500 Index.

                                        You can review the historical values of
                                        the S&P 500 Index for each calendar
                                        quarter in the period from January 1,
                                        1998 through April  , 2003 in the
                                        section of this pricing supplement
                                        called "Description of MPS--Historical
                                        Information." You should also review the historical quarterly percent change for the S&P 500 Index as calculated for each calendar quarter ending March 31, 1970 through March 31, 2003 in Annex A to this pricing supplement. You cannot predict the future performance and volatility of the S&P 500 Index based on its historical performance.

Adjustments to the                      Standard & Poor's Corporation, or
S&P 500 Index could                     S&P(R), is responsible for
adversely affect the                    calculating and maintaining the S&P 500
value of the MPS                        Index. You should not conclude that the
                                        inclusion of a stock in the S&P 500
                                        Index is an investment recommendation by us of that stock. S&P can add, delete or substitute the stocks underlying the S&P
                                        500 Index or make other methodological
                                        changes that could change the value of
                                        the S&P 500 Index. S&P may discontinue
                                        or suspend calculation or dissemination
                                        of the S&P 500 Index. Any of these
                                        actions could adversely affect the value of the MPS.

                                        S&P may discontinue or suspend
                                        calculation or publication of the S&P
                                        500 Index at any time. In these
                                        circumstances, MS & Co., as the
                                        calculation agent, will have the sole
                                        discretion to substitute a successor
                                        index that is comparable to the
                                        discontinued S&P 500 Index. MS & Co.
                                        could have an economic interest that is
                                        different than that of investors in the
                                        MPS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the MPS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

You have no                             As an investor in the MPS, you will not
shareholder rights                      have voting rights or rights to receive
                                        dividends or other distributions or any
                                        other rights with respect to the stocks
                                        that underlie the S&P 500 Index.

Adverse economic interests              Because the calculation agent, MS & Co.,
of the calculation agent                is our affiliate, the economic interests
and its affiliates may affect           of the calculation agent and its
determinations                          affiliates may be adverse to your
                                        interests as an investor in the MPS. As
                                        calculation agent, MS & Co. will
                                        calculate the quarterly performance
                                        amounts and the index-linked payment
                                        amount. Determinations made by MS&Co.,
                                        in its capacity as calculation agent,
                                        including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a discontinuance of the S&P 500 Index, may affect the payout to you at maturity.
                                        See the sections of this pricing
                                        supplement called "Description of
                                        MPS--Market Disruption Event" and
                                        "--Discontinuance of the S&P 500 Index;
                                        Alteration of Method of Calculation."

Hedging and trading activity            We expect that MS & Co. and other
by the calculation agent and            affiliates will carry out hedging
its affiliates could potentially        activities related to the MPS (and
adversely affect the value of           possibly to other instruments linked to
the S&P 500 Index                       the S&P 500 Index or its component
                                        stocks), including trading in the stocks underlying the S&P 500 Index as well as in other instruments related to the S&P
                                        500 Index. MS & Co. and some of our
                                        other subsidiaries also trade the stocks underlying the S&P 500 Index and other financial instruments related to the S&P
                                        500 Index on a regular basis as part of
                                        their general broker-dealer businesses.
                                        Any of these hedging or trading
                                        activities could potentially affect the
                                        value of the S&P 500 Index and,
                                        accordingly, could affect the payout to
                                        you on the MPS.

The MPS will be treated                 You should also consider the U.S.
as contingent payment                   federal income tax consequences of
debt instruments for                    investing in the MPS. The MPS will be
U.S. federal income tax                 treated as "contingent payment debt
purposes                                instruments" for U.S. federal income tax
                                        purposes, as described in the section of this pricing supplement called
                                        "Description of MPS--United States
                                        Federal Income Taxation." Under this
                                        treatment, if you are a U.S. investor,
                                        you will generally be subject to annual
                                        income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S.
                                        investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                                        MPS--United States Federal Income
                                        Taxation" and the section called "United
                                        States Federal Taxation--Notes--Notes
                                        Linked to Commodity Prices, Single
                                        Securities, Baskets of Securities or
                                        Indices" in the accompanying prospectus
                                        supplement.

                                        If you are a foreign investor, please
                                        read the section of this pricing
                                        supplement called "Description of
                                        MPS--United States Federal Income
                                        Taxation."

                                        You are urged to consult your own tax
                                        advisor regarding all aspects of the
                                        U.S. federal income tax consequences of
                                        investing in the MPS.

                               DESCRIPTION OF MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $1,000 principal amount of any of our MPS due April 30, 2010 Linked to the S&P 500 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount.....................   $

Original Issue Date
(Settlement Date) ...................                  , 2003

Maturity Date........................   April 30, 2010, subject to extension in
                                        the event of a Market Disruption Event
                                        on the final Period Valuation Date for
                                        calculating the Index-linked Payment
                                        Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Period Valuation Date as postponed. See "--Period Valuation Dates" below.

Specified Currency...................   U.S. dollars

CUSIP................................   617446JE0

ISIN.................................   US617446JE08

Minimum Denominations................   $1,000

Issue Price..........................   $1,000 (100%)

Interest Rate........................   None

Maturity Redemption Amount...........   At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii) the
                                        Minimum Payment Amount.

                                        We shall, or shall cause the Calculation
                                        Agent to (i) provide written notice to
                                        the Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the
                                        Depositary, which we refer to as DTC, of the Maturity Redemption Amount, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date) and
                                        (ii) deliver the aggregate cash amount
                                        due with respect to the MPS to the
                                        Trustee for delivery to DTC, as holder
                                        of the MPS, on the Maturity Date. We
                                        expect such amount of cash will be
                                        distributed to investors on the Maturity
                                        Date in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants. See
                                        "--Discontinuance of the S&P 500 Index;
                                        Alteration of Method of Calculation" and "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Minimum Payment Amount...............   $1,000

Index-linked Payment Amount..........   The Index-linked Payment Amount is equal
                                        to (i) $1,000 times (ii) the product of
                                        the Quarterly Performance Amounts for
                                        each Quarterly Valuation Period over the term of the MPS.

Quarterly Performance Amount.........   With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance Amount
                                        will be equal to the lesser of (i) 1.142
                                        and (ii) a fraction, the numerator of
                                        which will be the Index Value on the
                                        Period Valuation Date at the end of such
                                        Quarterly Valuation Period and the
                                        denominator of which will be the Index
                                        Value on the Period Valuation Date at
                                        the beginning of such Quarterly
                                        Valuation Period, provided that for the
                                        first Quarterly Valuation Period, the
                                        denominator will be       , the Index
                                        Value on the day we offer the MPS for
                                        initial sale to the public.

Quarterly Valuation Periods..........   Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period will begin on the day
                                        we offer the MPS for initial sale to the public. The first Quarterly Valuation
                                        Period will be longer than one calendar
                                        quarter.

Period Valuation Dates...............   The Period Valuation Dates will be (i)
                                        the 30th of each January, April, July
                                        and October, beginning July 30, 2003 to
                                        and including January 30, 2010, and (ii)
                                        April 28, 2010, in each such case
                                        subject to adjustment if such date is
                                        not a Trading Day or if a Market
                                        Disruption Event occurs on such date as
                                        described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including July 30,
                                        2003 to and including January 30, 2010
                                        is not a Trading Day or if a Market
                                        Disruption Event occurs on any such
                                        date, such Period Valuation Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that if a Market Disruption Event occurs on any of the scheduled Period Valuation Dates occurring from and including July 30, 2003 to and including January 30, 2010 and on each of the five Trading Days immediately succeeding that scheduled Period Valuation Date, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Period Valuation Date, notwithstanding the occurrence of a Market Disruption Event on such day, and (ii) with respect to any such fifth Trading Day on which a Market Disruption Event occurs, the Calculation Agent will determine the value of the S&P 500 Index on such fifth Trading Day in accordance with the formula for calculating the value of the S&P 500 Index last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the S&P 500 Index.

                                        If April 28, 2010 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event on such day, the final

                                        Period Valuation Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred.

Index Value..........................   The Index Value on any Trading Day will
                                        equal the official closing value of the
                                        S&P 500 Index or any Successor Index (as defined under "--Discontinuance of the
                                        S&P 500 Index; Alteration of Method of
                                        Calculation" below) published following
                                        the close of the principal trading
                                        sessions of the New York Stock Exchange
                                        (the "NYSE"), the American Stock
                                        Exchange LLC (the "AMEX") and the Nasdaq
                                        National Market on that Trading Day. In
                                        certain circumstances, the Index Value
                                        will be based on the alternate
                                        calculation of the S&P 500 Index
                                        described under "--Discontinuance of the
                                        S&P 500 Index; Alteration of Method of
                                        Calculation."

Trading Day..........................   A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or
Certificated Note ...................   Book Entry. The MPS will be issued in
                                        the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC will be the only registered holder of the MPS. Your beneficial interest in the MPS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. You may also hold your beneficial interest in the MPS through Clearstream, Luxembourg or the
                                        Euroclear operator directly, if you are
                                        a participant in those systems, or
                                        indirectly through a securities
                                        intermediary acting on your behalf as a
                                        direct or indirect participant in those
                                        systems. Clearstream, Luxembourg and the
                                        Euroclear operator will hold beneficial
                                        interests on behalf of their
                                        participants on the books of their
                                        respective depositories, which in turn
                                        will hold beneficial interests in the
                                        MPS on the books of DTC. See "Series C
                                        Notes and Series C Units Offered on a
                                        Global Basis" in the accompanying
                                        prospectus supplement. In this pricing
                                        supplement, all references to actions
                                        taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the MPS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note.....   Senior

Trustee..............................   JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent................................   Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event..............   "Market Disruption Event" means, with
                                        respect to the S&P 500 Index:

                                        (i) the occurrence or existence of a
                                        suspension, absence or material
                                        limitation of trading of stocks then
                                        constituting 20% or more of the level of the S&P 500 Index (or the Successor Index) on the Relevant Exchanges for such securities for the same period of trading longer than two hours or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the S&P 500 Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the S&P 500 Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

                                        (ii) a determination by the Calculation
                                        Agent in its sole discretion that the
                                        event described in clause (i) above
                                        materially interfered with the ability
                                        of Morgan Stanley or any of its
                                        affiliates to adjust or unwind all or a
                                        material portion of the hedge with
                                        respect to the MPS.

                                        For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the S&P 500 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the S&P 500 Index shall be based on a comparison of (x) the portion of the level of the S&P 500 Index attributable to that security relative to (y) the overall level of the S&P 500 Index, in each case immediately before that suspension or limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the S&P 500 Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the S&P 500 Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the S&P 500 Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange....................   "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the S&P 500 Index or any Successor
                                        Index.

Alternate Exchange Calculation
in Case of an Event of Default ......   In case an event of default with respect
                                        to the MPS shall have occurred and be
                                        continuing, the amount declared due and
                                        payable for each MPS upon any
                                        acceleration of the MPS will be equal to the Maturity Redemption Amount determined as though the Index Value for any Period Valuation Date scheduled to occur on or after such date of acceleration were the Index Value on the date of acceleration. Therefore, the
                                        Quarterly Performance Amount for the
                                        then current Quarterly Valuation Period
                                        would be equal to the Index Value on the date of acceleration divided by the Index Value on the Period Valuation Date at the beginning of such Quarterly
                                        Valuation Period, and the Quarterly
                                        Performance Amount for each remaining
                                        Quarterly Valuation Period would be
                                        equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Maturity Redemption Amount and the aggregate cash amount due with respect to the MPS as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent....................   MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per MPS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of MPS will be rounded to the nearest cent, with one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the MPS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Index Value, the Index-linked Payment Amount, the Quarterly Performance Amount or whether a Market Disruption Event has occurred. See "--Discontinuance of the S&P 500 Index; Alteration of Method of Calculation" and "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

The S&P 500 Index....................   We have derived all information
                                        contained in this pricing supplement
                                        regarding the S&P 500 Index, including,
                                        without limitation, its make-up, method
                                        of calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P. The S&P 500 Index was
                                        developed by S&P and is calculated,
                                        maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

                                        The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the "Component Stocks") as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The "Market Value" of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology: the level of the Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index's base period of 1941-43 (the "Base Period").

                                        An indexed number is used to represent
                                        the results of this calculation in order to make the value easier to work with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total Market
                                        Value of the Component Stocks by a
                                        number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it
                                        is the only link to the original base
                                        period value of the Index. The Index
                                        Divisor keeps the Index comparable over
                                        time and is the manipulation point for
                                        all adjustments to the S&P 500 Index
                                        ("Index Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the total
                                        Market Value of the Index require an
                                        Index Divisor adjustment. By adjusting
                                        the Index Divisor for the change in
                                        total Market Value, the value of the S&P
                                        500 Index remains constant. This helps
                                        maintain the value of the Index as an
                                        accurate barometer of stock market
                                        performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require Index Divisor adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                       Divisor
                                                Type of                                               Adjustment
                                           Corporate Action               Adjustment Factor            Required
                                        ----------------------     ------------------------------     ----------
                                        Stock split                Shares Outstanding multiplied           No
                                          (i.e., 2-for-1)          by 2; Stock Price divided by 2

                                        Share issuance             Shares Outstanding plus newly          Yes
                                          (i.e., change >= 5%)     issued Shares

                                        Share repurchase           Shares Outstanding minus               Yes
                                          (i.e., change >= 5%)     Repurchased Shares

                                        Special cash               Share Price minus Special              Yes
                                          dividends                Dividend

                                        Company change             Add new company Market                 Yes
                                                                   Value minus old company
                                                                   Market Value

                                        Rights offering            Price of parent company minus          Yes

                                                                   (Price of Rights)
                                                                   (---------------)
                                                                   (  Right Ratio  )

                                        Spin-Off                   Price of parent company minus          Yes

                                                                   (Price of Spinoff Co.)
                                                                   (--------------------)
                                                                   (Share Exchange Ratio)

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

                                        Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the "Post-Event Aggregate Market Value"). In order that the level of the Index (the "Pre-Event Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        ---------------------------------  =  Pre-Event Index Value
                                                    New Divisor

                                                        Post-Event Aggregate Market Value
                                        New Divisor  =  ---------------------------------
                                                        Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

Discontinuance of the S&P 500 Index;
  Alteration of Method of Calculation...If S&P discontinues publication of the
                                        S&P 500 Index and S&P or another entity
                                        publishes a successor or substitute
                                        index that MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, to be comparable to the
                                        discontinued S&P 500 Index (such index
                                        being referred to herein as a "Successor
                                        Index"), then any subsequent Index Value will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the NYSE, the AMEX, the Nasdaq National Market or the relevant exchange or market for the Successor Index on the date that any Index Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the MPS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        MPS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If S&P discontinues publication of the
                                        S&P 500 Index prior to, and such
                                        discontinuance is continuing on, any
                                        Period Valuation Date and MS & Co., as
                                        the Calculation Agent, determines, in
                                        its sole
                                        discretion, that no Successor Index is
                                        available at such time, then the
                                        Calculation Agent will determine the
                                        Index Value for such date. The Index
                                        Value will be computed by the
                                        Calculation Agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the Relevant Exchange on such date of each security most recently comprising the S&P 500 Index without any rebalancing or substitution of such securities following such discontinuance.
                                        Notwithstanding these alternative
                                        arrangements, discontinuance of the
                                        publication of the S&P 500 Index may
                                        adversely affect the value of the MPS.

                                        If at any time the method of calculating the S&P 500 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the S&P 500 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Value and the Index-linked Payment Amount with reference to the S&P 500 Index or such Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of the S&P 500 Index
                                        or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information...............   The following table sets forth the high
                                        and low Index Values, as well as
                                        end-of-quarter Index Values, of the S&P
                                        500 Index for each quarter in the period from January 1, 1998 through April 14,
                                        2003. The Index Value on April 14, 2003
                                        was 885.23. We obtained the information
                                        in the table below from Bloomberg
                                        Financial Markets, and we believe such
                                        information to be accurate.

                                        The historical values of the S&P 500
                                        Index should not be taken as an
                                        indication of future performance or
                                        future volatility, and no assurance can
                                        be given as to the level of the S&P 500
                                        Index on any Period Valuation Date. We
                                        cannot give you any assurance that the
                                        performance of the S&P 500 Index will
                                        result in an Index-linked Payment Amount in excess of $1,000.

                                                                     High      Low     Period End
                                                                   -------   -------   ----------
                                        1998:
                                         First Quarter..........   1105.65    927.69    1101.75
                                         Second Quarter.........   1138.49   1077.01    1133.84
                                         Third Quarter..........   1186.75    957.28    1017.01
                                         Fourth Quarter.........   1241.81    959.44    1229.23

                                        1999:
                                         First Quarter..........   1316.55   1212.19    1286.37
                                         Second Quarter.........   1372.71   1281.41    1372.71
                                         Third Quarter..........   1418.78   1268.37    1282.71
                                         Fourth Quarter.........   1469.25   1247.41    1469.25
                                        2000:
                                         First Quarter..........   1527.46   1333.36    1498.58
                                         Second Quarter ........   1516.35   1356.56    1454.60
                                         Third Quarter..........   1520.77   1419.89    1436.51
                                         Fourth Quarter.........   1436.28   1264.74    1320.28
                                        2001:
                                         First Quarter..........   1373.73   1117.58    1160.33
                                         Second Quarter ........   1312.83   1103.25    1224.42
                                         Third Quarter..........   1236.72    965.80    1040.94
                                         Fourth Quarter.........   1170.35   1038.55    1148.08
                                        2002:
                                         First Quarter..........   1172.51   1080.17    1147.39
                                         Second Quarter ........   1146.54    973.53     989.82
                                         Third Quarter..........    989.03    797.70     815.28
                                         Fourth Quarter.........    938.87    776.76     879.82
                                        2003:
                                         First Quarter..........    931.66    800.73     848.18
                                         Second Quarter
                                            (through April 14,
                                            2003)...............    885.23    858.48     885.23

                                        You should also review the historical
                                        quarterly percent change of the S&P 500
                                        Index as calculated for each calendar
                                        quarter ending March 31, 1970 through
                                        March 31, 2003 in Annex A to this
                                        pricing supplement.

Use of Proceeds and Hedging..........   The net proceeds we receive from the
                                        sale of the MPS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the MPS. See also "Use of Proceeds" in the accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the MPS by taking positions in the stocks underlying the S&P 500 Index, in futures or options contracts or exchange traded funds on the S&P 500 Index or its component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. In the event that we pursue such a hedging strategy, the price at which we are able to purchase such positions may be a factor in determining the pricing of the MPS. Purchase activity could potentially increase the value of the S&P 500 Index, and therefore effectively increase the level of the S&P 500 Index that must prevail on the Period Valuation Dates in order for you to receive at maturity a payment that exceeds the principal amount of the MPS. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the MPS, including on the Period Valuation Dates, by purchasing and selling the stocks underlying the S&P 500 Index, futures or options contracts or exchange traded funds on the S&P 500 Index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling all or part of our hedge position on one or more Period Valuation Dates. Although we have no reason to believe that our hedging activity will have a material impact on the value of the S&P 500 Index, we cannot give any assurance that we will not affect such value as a result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution.................   Under the terms and subject to
                                        conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan of
                                        Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS set
                                        forth on the cover of this pricing
                                        supplement. The Agent proposes initially
                                        to offer the MPS directly to the public
                                        at the public offering price set forth
                                        on the cover page of this pricing
                                        supplement. The Agent may allow a
                                        concession not in excess of   % of the
                                        principal amount of the MPS to other
                                        dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the MPS against payment therefor
                                        in New York, New York on         , 2003.
                                        After the initial offering, the Agent
                                        may vary the offering price and other
                                        selling terms from time to time.

                                        The MPS are being offered on a global
                                        basis. See "Series C Notes and Series C
                                        Units Offered on a Global Basis" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain or otherwise affect the price of the MPS. Specifically, the Agent may sell more MPS than it is obligated to purchase in connection with the offering, creating a naked short position in the MPS for its own account. The Agent must close out any naked short position by purchasing the MPS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the MPS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, MPS in the open market to stabilize the price of the MPS. Any of these activities may raise or maintain the market price of the MPS above independent market levels or prevent or retard a decline in the market price of the MPS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the MPS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material
                                        relating to the MPS in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the MPS has represented and
                                        agreed, that it (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the MPS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and
                                        (ii) will obtain any consent, approval
                                        or permission required by it for the
                                        purchase, offer or sale by it of the MPS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the MPS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                        Brazil

                                        The MPS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the MPS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to such offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                        Hong Kong

                                        The MPS may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                        Mexico

                                        The MPS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus
                                        supplement and prospectus may not be
                                        publicly distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material used in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

License Agreement between
Standard & Poor's Corporation and
Morgan Stanley.......................   S&P and Morgan Stanley have entered into
                                        a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange for a fee, of the right to use the S&P 500
                                        Index, which is owned and published by
                                        S&P, in connection with securities,
                                        including the MPS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the owners of the MPS or any member of the public regarding the advisability of investing in securities generally or in the MPS particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the MPS. S&P has no obligation to take our needs or the needs of the owners of the MPS into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the MPS to be issued or in the determination or calculation of the equation by which the MPS are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MPS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, OWNERS OF THE MPS, OR ANY OTHER
                                        PERSON OR ENTITY FROM THE USE OF THE S&P
                                        500 INDEX OR ANY DATA INCLUDED THEREIN
                                        IN CONNECTION WITH THE RIGHTS LICENSED
                                        UNDER THE LICENSE AGREEMENT DESCRIBED
                                        HEREIN OR FOR ANY OTHER USE. S&P MAKES
                                        NO EXPRESS OR

                                        IMPLIED WARRANTIES, AND HEREBY EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE S&P 500 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL S&P
                                        HAVE ANY LIABILITY FOR ANY SPECIAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES (INCLUDING LOST PROFITS), EVEN
                                        IF NOTIFIED OF THE POSSIBILITY OF SUCH
                                        DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies..............   Each fiduciary of a pension,
                                        profit-sharing or other employee benefit plan subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), (a "Plan") should consider
                                        the fiduciary standards of ERISA in the
                                        context of the Plan's particular
                                        circumstances before authorizing an
                                        investment in the MPS. Accordingly,
                                        among other factors, the fiduciary
                                        should consider whether the investment
                                        would satisfy the prudence and
                                        diversification requirements of ERISA
                                        and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also "Plans").
                                        Prohibited transactions within the
                                        meaning of ERISA or the Code would
                                        likely arise, for example, if the MPS
                                        are acquired by or with the assets of a
                                        Plan with respect to which MS & Co.,
                                        MSDWI or any of their affiliates is a
                                        service provider, unless the MPS are
                                        acquired pursuant to an exemption from
                                        the "prohibited transaction" rules. A
                                        violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the MPS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans, the MPS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor the MPS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or
                                        (b) is eligible for exemptive relief or
                                        such purchase or holding is not
                                        prohibited by ERISA or Section 4975 of
                                        the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the MPS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90- 1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the MPS.

                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
Taxation.............................   The following summary is based on the
                                        opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S. federal tax consequences to initial investors of the MPS purchasing the MPS at the Issue
                                        Price, who will hold the MPS as capital
                                        assets within the meaning of Section
                                        1221 of the Code. Unless otherwise
                                        specifically indicated, this summary is
                                        based on the Code, administrative
                                        pronouncements, judicial decisions and
                                        currently effective and proposed
                                        Treasury Regulations, changes to any of
                                        which subsequent to the date of this
                                        pricing supplement may affect the tax
                                        consequences described herein. This
                                        discussion does not describe all of the
                                        U.S. federal income tax consequences
                                        that may be relevant to an investor in
                                        light of its particular circumstances or to investors that are subject to special rules, such as:

                                        o  certain financial institutions;
                                        o  dealers in securities or foreign
                                           currencies;

                                        o  investors holding notes as part of a
                                           hedge;
                                        o  U.S. Holders, as defined below, whose
                                           functional currency is not the U.S.
                                           dollar;
                                        o  partnerships;
                                        o  nonresident alien individuals who
                                           have lost their United States
                                           citizenship or who have ceased to be
                                           taxed as United States resident
                                           aliens;
                                        o  corporations that are treated as
                                           foreign personal holding companies,
                                           controlled foreign corporations or
                                           passive foreign investment companies;
                                        o  Non-U.S. Holders, as defined below,
                                           that are owned or controlled by
                                           persons subject to U.S. federal
                                           income tax;
                                        o  Non-U.S. Holders for whom income or
                                           gain in respect of an MPS are
                                           effectively connected with a trade or
                                           business in the United States; and
                                        o  Non-U.S. Holders who are individuals
                                           having a "tax home" (as defined in
                                           Section 911(d)(3) of the Code) in the
                                           United States.

                                        If you are considering the purchase of
                                        MPS, you are urged to consult your tax
                                        advisors with regard to the application
                                        of the U.S. federal income tax laws to
                                        your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the MPS. As used herein,
                                        the term "U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o  a citizen or resident of the United
                                           States;
                                        o  a corporation, or other entity
                                           taxable as a corporation, created or
                                           organized in or under the laws of the
                                           United States or of any political
                                           subdivision thereof; or
                                        o  an estate or trust the income of
                                           which is subject to U.S. federal
                                           income taxation regardless of its
                                           source.

                                        The MPS will be treated as "contingent
                                        payment debt instruments" for U.S.
                                        federal income tax purposes. U.S.
                                        Holders should refer to the discussion
                                        under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in the accompanying prospectus supplement for a full description of the U.S. federal income tax consequences of ownership and disposition of a contingent payment debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the MPS on a constant yield basis in each year that they hold the MPS, despite the fact that no stated interest will actually be paid on the MPS. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash is paid on the MPS from which to pay such taxes. In addition, any gain recognized by

                                        U.S. Holders on the sale or exchange, or at maturity, of the MPS will generally be treated as ordinary income.

                                        The rate of accrual of OID on the MPS is
                                        the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the MPS (our
                                        "comparable yield") and is determined at
                                        the time of the issuance of the MPS. We
                                        have determined that the "comparable
                                        yield" is an annual rate of    %
                                        compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        MPS (assuming an issue price of $1,000)
                                        consists of a projected amount equal to
                                        $      due at maturity.

                                        The following table states the amount of OID that will be deemed to have accrued with respect to a MPS during each accrual period, based upon our determination of the comparable yield and the projected payment schedule:


                                                                                                  TOTAL OID
                                                                                  OID             DEEMED TO
                                                                               DEEMED TO        HAVE ACCRUED
                                                                                ACCRUE          FROM ORIGINAL
                                                                                DURING         ISSUE DATE (PER
                                                                                ACCRUAL        MPS) AS OF END
                                                                              PERIOD (PER        OF ACCRUAL
                                                 ACCRUAL PERIOD                 MPS)               PERIOD
                                                 --------------               -----------      ---------------
                                        Original Issue Date through
                                           December 31, 2003.............
                                        January 1, 2004 through
                                           December 31, 2004.............
                                        January 1, 2005 through
                                           December 31, 2005.............
                                        January 1, 2006 through
                                           December 31, 2006.............
                                        January 1, 2007 through
                                           December 31, 2007.............
                                        January 1, 2008 through
                                           December 31, 2008.............
                                        January 1, 2009 through
                                           December 31, 2009.............
                                        January 1, 2010 through
                                           April 30, 2010................

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the MPS, and we make no representation regarding the actual amounts of payments on a MPS.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o  a nonresident alien individual;
                                        o  a foreign corporation; or
                                        o  a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of an MPS.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on an MPS by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange or other disposition of an MPS, will not be subject to U.S. federal income or withholding tax, provided that:

                                        o  such Non-U.S. Holder does not own,
                                           actually or constructively, 10
                                           percent or more of the total combined
                                           voting power of all classes of stock
                                           of Morgan Stanley entitled to vote
                                           and is not a bank receiving interest
                                           described in Section 881(c)(3)(A) of
                                           the Code; and
                                        o  the certification required by Section
                                           871(h) or Section 881(c) of the Code
                                           has been provided with respect to the
                                           Non-U.S. Holder, as discussed below.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the MPS that are, for U.S.
                                        federal income tax purposes, treated as
                                        interest, the beneficial owner of an MPS certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section
                                        7701(a)(30) of the Code. If you are a
                                        prospective investor, you are urged to
                                        consult your tax advisor regarding the
                                        reporting requirements, including
                                        reporting requirements for foreign
                                        partnerships and their partners.

                                        Estate Tax. Under Section 2105(b) of the
                                        Code, an MPS held by an individual who
                                        is not a citizen or resident of the
                                        United States at the time of his or her
                                        death will not be subject to U.S.
                                        federal estate tax as a result of such
                                        individual's death, provided that the
                                        individual does not own, actually or
                                        constructively, 10 percent or more of
                                        the total combined voting power of all
                                        classes of stock of Morgan Stanley
                                        entitled to vote and, at the time of
                                        such individual's death, payments with
                                        respect to such MPS would not have been
                                        effectively connected with the conduct
                                        by such individual of a trade or
                                        business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the MPS at maturity as
                                        well as in connection with the proceeds
                                        from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

                                                                         Annex A

                 Historical S&P 500 Index Quarterly Performance
                           (March 1970 to March 2003)

The following table sets forth the index value for the S&P 500 Index at the end of each calendar quarter from March 1970 through March 2003 and the index percent change over each quarter. The S&P 500 Index value at the beginning of the quarter ending March 1970 was 92.06. You cannot predict the future performance of the S&P 500 Index based on its historical performance, and no assurance can be given as to the level of the S&P 500 Index on any period closing date or at the maturity of the MPS. The results produced by the S&P 500 Index for these periods are not necessarily indicative of the results for any other historical period. Quarters which resulted in an increase in the level of the S&P 500 Index of 14.2% or greater are indicated in bold typeface below.

-----------------------------------------------------------------------------------------------------------------------------
Quarter Ending     S&P 500 Index Value     Percentage Change     Quarter Ending     S&P 500 Index Value     Percentage Change
March 1970                89.63                  -2.64%          March 1980                102.09                 -5.42%
June 1970                 72.72                 -18.87%          June 1980                 114.24                 11.90%
September 1970            84.21                  15.80%          September 1980            125.46                 9.82%
December 1970             92.15                  9.43%           December 1980             135.76                 8.21%
March 1971                100.31                 8.86%           March 1981                136.00                 0.18%
June 1971                 99.70                  -0.61%          June 1981                 131.21                 -3.52%
September 1971            98.34                  -1.36%          September 1981            116.18                -11.45%
December 1971             102.09                 3.81%           December 1981             122.55                 5.48%
March 1972                107.20                 5.01%           March 1982                111.96                 -8.64%
June 1972                 107.14                 -0.06%          June 1982                 109.61                 -2.10%
September 1972            110.55                 3.18%           September 1982            120.42                 9.86%
December 1972             118.05                 6.78%           December 1982             140.64                 16.79%
March 1973                111.52                 -5.53%          March 1983                152.96                 8.76%
June 1973                 104.26                 -6.51%          June 1983                 168.11                 9.90%
September 1973            108.43                 4.00%           September 1983            166.07                 -1.21%
December 1973             97.55                 -10.03%          December 1983             164.93                 -0.69%
March 1974                93.98                  -3.66%          March 1984                159.18                 -3.49%
June 1974                 86.00                  -8.49%          June 1984                 153.18                 -3.77%
September 1974            63.54                 -26.12%          September 1984            166.10                 8.43%
December 1974             68.56                  7.90%           December 1984             167.24                 0.69%
March 1975                83.36                  21.59%          March 1985                180.66                 8.02%
June 1975                 95.19                  14.19%          June 1985                 191.85                 6.19%
September 1975            83.87                 -11.89%          September 1985            182.08                 -5.09%
December 1975             90.19                  7.54%           December 1985             211.28                 16.04%
March 1976                102.77                 13.95%          March 1986                238.90                 13.07%
June 1976                 104.28                 1.47%           June 1986                 250.84                 5.00%
September 1976            105.24                 0.92%           September 1986            231.32                 -7.78%
December 1976             107.46                 2.11%           December 1986             242.17                 4.69%
March 1977                98.42                  -8.41%          March 1987                291.70                 20.45%
June 1977                 100.48                 2.09%           June 1987                 304.00                 4.22%
September 1977            96.53                  -3.93%          September 1987            321.83                 5.87%
December 1977             95.10                  -1.48%          December 1987             247.08                -23.23%
March 1978                89.21                  -6.19%          March 1988                258.89                 4.78%
June 1978                 95.53                  7.08%           June 1988                 273.50                 5.64%
September 1978            102.54                 7.34%           September 1988            271.91                 -0.58%
December 1978             96.11                  -6.27%          December 1988             277.72                 2.14%
March 1979                101.59                 5.70%           March 1989                294.87                 6.18%
June 1979                 102.91                 1.30%           June 1989                 317.98                 7.84%
September 1979            109.32                 6.23%           September 1989            349.15                 9.80%
December 1979             107.94                 -1.26%          December 1989             353.40                 1.22%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Quarter Ending    S&P 500 Index Value   Percentage Change  Quarter Ending         S&P 500 Index Value       Percentage Change
March 1990             339.94               -3.81%         March 2000                    1,498.58                 2.00%
June 1990              358.02                5.32%         June 2000                     1,454.60                 -2.93%
September 1990         306.05               -14.52%        September 2000                1,436.51                 -1.24%
December 1990          330.22                7.90%         December 2000                 1,320.28                 -8.09%
March 1991             375.22               13.63%         March 2001                    1,160.33                 -12.11%
June 1991              371.16               -1.08%         June 2001                     1,224.42                 5.52%
September 1991         387.86                4.50%         September 2001                1,040.94                 -14.99%
December 1991          417.09                7.54%         December 2001                 1,148.08                 10.29%
March 1992             403.69               -3.21%         March 2002                    1,147.39                 -0.06%
June 1992              408.14                1.10%         June 2002                     989.82                   -13.73%
September 1992          417.8                2.37%         September 2002                815.28                   -17.63%
December 1992          435.71                4.29%         December 2002                 879.82                   7.92%
March 1993             451.67                3.66%         March 2003                    848.10                   -3.60%
June 1993              450.53               -0.25%         ==================================================================
September 1993         458.93                1.86%         Total Periods                                      133
December 1993          466.45                1.64%
March 1994             445.77               -4.43%         Total Periods with a quarterly increase
June 1994              444.27               -0.34%            greater than 14.2%                                8
September 1994         462.71                4.15%         ------------------------------------------------------------------
December 1994          459.27               -0.74%
March 1995             500.71                9.02%
June 1995              544.75                8.80%
September 1995         584.41                7.28%
December 1995          615.93                5.39%
March 1996              645.5                4.80%
June 1996              670.63                3.89%
September 1996         687.31                2.49%
December 1996          740.74                7.77%
March 1997             757.12                2.21%
June 1997              885.14               16.91%
September 1997         947.28                7.02%
December 1997          970.43                2.44%
March 1998             1101.75              13.53%
June 1998              1133.84               2.91%
September 1998         1017.01              -10.30%
December 1998          1229.23              20.87%
March 1999             1286.37               4.65%
June 1999              1372.71               6.71%
September 1999         1282.71              -6.56%
December 1999          1469.25              14.54%
-----------------------------------------------------------


                                       A-2